Exhibit 10.34

FORM

QUOIN PHARMACEUTICALS LTD.

NON-QUALIFIED OPTION AWARD

This is a Non-Qualified Stock Option Award Agreement (a/k/a “Grant Notification Letter”) dated April 12, 2022 (together with all schedules hereto, this “Agreement”) is entered into by and between Quoin Pharmaceuticals Ltd. (the “Company”) and ______________ (the “Grantee”).

1.Definitions. The following terms have the meanings ascribed to them below. Capitalized terms used in this Agreement but not defined herein have the meanings given to them in the Plan.

(a)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)“Board” means the board of directors of the Company.
(c)“Closing” means the closing of the acquisition and sale of the Shares as described in, and subject to the provisions of, Paragraph 9 hereof.
(d)“Closing Date” means the date of the Closing.
(e)“Code” means the Internal Revenue Code of 1986, as amended.
(f)“Committee” means those members of the Board who have been designated pursuant to the Plan to act in that capacity.
(g)“Company” means Quoin Pharmaceuticals Ltd., an Israeli Company, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise, and each of its Subsidiaries.
(h)“Date of Exercise” means the date on which the notice required by Paragraph 6 hereof is emailed, faxed, hand-delivered, placed in the United States mail postage prepaid, or delivered to a telegraph or telex facility.
(i)“Date of Grant” means the date first set forth above, on which the Company awarded the Option to the Grantee.
(j)“Disability” means a disability within the meaning of section 22(e)(3) of the Code.
(k)“Expiration Date” means the earliest of the following:

(1)If the Grantee’s Termination of Service with the Company is due to any reason other than death, Disability, or Cause, the date 90 days following such Termination of Service;
(2)If the Grantee’s Termination of Service with the Company is because of death or Disability, the first anniversary of the date of the Optionee’s Termination of Service because of such death or Disability;
(3)If the Grantee’s Termination of Service with the Company is for Cause, the date of such Termination of Service; or
(4)The 10th anniversary of the Date of Grant.
(l)“Fair Market Value” means the Fair Market Value of a Share, as determined pursuant to the Plan.
(m)“Option” means the option hereby granted.
(n)“Purchase Price” means the per Share exercise price of the Option, as calculated pursuant to the Plan and set forth on the attached Long-Term Incentive Awards Summary Schedule.
(o)“Grantee” means the individual first named above to whom the Option has been granted.
(p)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(q)“Plan” means the Quoin Pharmaceuticals Ltd. Amended and Restated Equity Incentive Plan (as amended from time to time and including any successor plan thereto), incorporated herein by reference.
(r)“Shares” mean the total number of ordinary shares, represented by American Depositary Shares (“ADSs”), of the Company, which are the subject of the Option hereby granted, as set forth on the attached Long-Term Incentive Awards Summary Schedule.
(s)“Subsidiary” means any business entity that, at the time in question, is a subsidiary of the Company within the meaning of section 424(f) of the Code.
(t)“Successor Company” means any entity the Company is merged into or acquired by, in which the Company is not the surviving entity.
(u)“Termination of Service” means the Grantee’s termination of service to the Company. For purposes of the Plan and this Agreement, the Grantee’s Termination of Service occurs on the date the Grantee ceases to have a regular obligation to perform services for the Company as an employee or non-employee service provider, as applicable, without regard to whether (i) the Grantee continues on the payroll of the Company for regular, severance, or other pay or (ii) the Grantee continues to participate in one or more health and welfare plans maintained by a Company on the same basis as active employees. Whether the Grantee ceases to have a regular obligation to perform services for the Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Grantee is a party to an agreement with the company which establishes the effective date of the Grantee’s termination of service for purposes of this Agreement, that date shall apply.

(v)“Third Party” means any Person other than a Company, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.
(w)“Transaction” means:
(1)any transaction or series of related transactions as a result of which any Person (together with its Affiliates) who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company representing more than fifty percent (50%) of the voting control of the Company.
(2)A merger or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; or
(2)A sale of all or substantially all of the assets of the Company.
(x)“1933 Act” means the Securities Act of 1933, as amended.
(y)“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee the Option to purchase any or all of the Shares, as set forth in the Long-Term Incentive Awards Summary Schedule, subject to the terms and conditions set forth herein and in the Plan.

3.Time of Exercise of Options.

(a)Except as provided in Paragraph 3(b) or Paragraph 4, the Option may be exercised after such time or times as set forth on the attached Long-Term Incentive Awards Summary Schedule, and shall remain exercisable until the Expiration Date, when the right to exercise shall terminate absolutely. No Shares subject to the Option shall first become exercisable following the Grantee’s Termination of Service for any reason other than death or Disability.
(b)All Shares subject to the Option shall vest and become exercisable upon the Grantee’s Termination of Service because of death or Disability.
(c)If the Option remains unexercised immediately before the time at which the Option is scheduled to expire in accordance with the rules of the Plan and this grant document, the Option shall be deemed automatically exercised immediately before the time at which the Option is scheduled to expire, if the Option satisfies the following conditions:

(1)The Option is covered by a then current registration statement under the 1933 Act.
(2)The last reported sale price of a Share or ADS, as applicable, on the principal exchange on which Shares or ADSs are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the Purchase Price by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.
(3)The Grantee to whom such Option has been granted has not terminated employment for Cause, and, immediately before the time at which such Option is scheduled to expire, there is no basis for a Termination of Service for Cause.

An Option subject to this Paragraph 3(c) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Grantee Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the last reported sale price of such Shares or ADSs, as applicable, on the principal exchange on which Shares or ADSs, as applicable, are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (1) the aggregate Purchase Price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 14) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

4.Transaction.

(a)All unvested Options shall vest and become exercisable in the event of a Transaction or in the event of a voluntary liquidation or dissolution of the Company.
(b)If, in connection with a Transaction, the unexercised Options granted under this Award that are then outstanding are assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as are distributed to the shareholders of the company in connection and with respect to the Transaction, then for purposes of this Paragraph 4(b), the Option shall be considered assumed or substituted as provided in Section 6.3 of the Plan. In the case of such assumption and/or substitution of the Option, the Committee shall make appropriate adjustments to the Purchase Price so as to reflect such action and, except for the acceleration of vesting as provided by Paragraph 4(a), all other terms and conditions of the Award, shall remain unchanged. The Company shall notify the Grantee of the Transaction in such form and method as it deems applicable at least seven days before the effective date of such Transaction.
(c)If, in connection with a Transaction, the Successor Company (or a parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Option as described in Paragraph 4(b), then, subject to and contingent on the closing of such

Transaction, the Option shall be exercisable effective as of the seventh day preceding the closing, and shall expire effective as of such closing.

(d)If the Company is voluntarily liquidated or dissolved before the Option is exercised in full, the Company shall notify the Grantee of such liquidation, and the Grantee shall then have seven days to exercise any unexercised portion of the Option. Upon the expiration of such seven-day period, the Option shall expire.
(e)Notwithstanding anything in this Paragraph 4 to the contrary, in the event a Transaction, liquidation, or dissolution is subject to notice to the Grantee as provided in this Paragraph 4 but is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

5.Payment for Shares. Full payment for Shares purchased upon the exercise of an Option shall be made in cash, check, or wire transfer, or, at the request of the Grantee, via cashless exercise, such that subject to the other terms and conditions of this Agreement and the Plan, the Company shall deliver to the Grantee Shares having a Fair Market Value, as of the Date of Exercise, equal to the excess, if any, of (a) the Fair Market Value of such Shares on the Date of Exercise of the Option over (b) the sum of (i) the aggregate Purchase Price for such Shares, plus (ii) the applicable tax withholding amounts for such exercise, provided that in connection with a cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Grantee from its regular payroll or the Grantee shall deliver cash or a certified check payable to the order of the Company for the balance of the Purchase Price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company.

6.Manner of Exercise. The Option shall be exercised by giving written notice of exercise in accordance with the manner prescribed by the Committee. Such notice shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.

7.Nontransferability of Option. The Option may not be transferred or assigned by the Grantee otherwise than by will or the laws of descent and distribution or be exercised during his life other than by the Grantee or for his benefit by his attorney-in-fact or guardian. Any attempt at assignment, transfer, pledge, or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Grantee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

8.Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. If the listing, registration or qualification of Shares or ADSs, as applicable, issuable on the exercise of the Option upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Shares or ADSs, the Company shall not be obligated to issue or deliver the certificates representing the Shares or ADSs otherwise issuable on the exercise of the Option unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on such Shares or ADSs calling attention to the fact that they have been acquired for investment and have not been registered.

9.Issuance of Certificate or Book Entry at Closing. Subject to the provisions of this Paragraph 9, the Closing Date shall occur as promptly as is feasible after the exercise of the Option. Subject to the provisions of Paragraphs 8 and 10 hereof, at the Closing, either (i) a certificate for the Shares issuable on the exercise of the Option shall be delivered to the Grantee or to his personal representative, heir, or legatee or (ii) the transfer of ownership of such Shares shall be recorded on the Company’s book entry system.

10.Rights Prior to Exercise. The Grantee shall not have any right as a stockholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and this Agreement and the Company shall have delivered the Shares. In the event that the Grantee’s Termination of Service with the Company is for Cause, upon a determination by the Committee, the Grantee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Shares.

11.Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. Accordingly, it is intended that the transfer of property pursuant to the exercise of the Option be subject to United States federal income tax in accordance with section 83 of the Code. The Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the intention expressed in this Paragraph 11.

12.Option Not to Affect Employment. The Option granted hereunder shall not confer upon the Grantee any right to continue in service as an employee, officer or director of the Company or any subsidiary of the Company.

13.Miscellaneous.

(a)The address for the Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address contained in the Company’s personnel records, or such other address as the Grantee may provide to the Company by written notice.

(b)This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.
(c)The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(d)If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.
(e)The Grantee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

14.Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to (a) withhold Shares subject to the Grantee’s exercise of the Option as provided in Paragraph 5 of the Agreement, (b) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (c) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

[Signature page follows]

IN WITNESS WHEREOF, the Company has granted this Agreement on the day and year first above written.

QUOIN PHARMACEUTICALS LTD.

Name:
Title:

GRANTEE

Name:

LONG-TERM INCENTIVE AWARDS SUMMARY SCHEDULE

This Long-Term Incentive Awards Summary Schedule (this “Schedule”) provides certain information related to the Non-Qualified Option the Grantee was granted by Quoin Pharmaceuticals Ltd. This Schedule is intended to be, and shall at all times be interpreted as, a part of your Quoin Pharmaceuticals Ltd. Non-Qualified Option Award document.

Non-Qualified Option Award

Grantee:
Date of Grant:	April 12, 2022
Per ADS Purchase Price:	$1.40
Shares Represented by ASDs Subject to Option:	[TBD] Shares represented by [TBD] ADSs
Vesting Dates /Exercisability of Option:

  33.33% of the Shares represented by ADSs subject to the Option may be exercised following April 12, 2023.

  33.33% of the Shares represented by ADSs subject to the Option may be exercised following April 12, 2024.

  33.33% of the Shares represented by ADSs subject to the Option may be exercised following April 12, 2025.

Option Term:	10 Years, except as otherwise provided in your Quoin Pharmaceuticals Ltd. Non-Qualified Option Award Agreement.